UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

POLISHED.COM INC.

_______________________________________________________________

(Name of Registrant as Specified In Its Charter)

_______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

POLISHED.COM INC.

1870 BATH AVENUE, BROOKLYN, NY 11214

MESSAGE FROM THE BOARD OF DIRECTORS

Dear Fellow Stockholders of Polished.com Inc. –

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Polished.com Inc., a Delaware corporation (the “Company”), which is scheduled to be held on Thursday, January 19, 2023 at 11:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting, conducted via live webcast, through which you can submit questions and vote online. The Annual Meeting can be accessed by visiting: https://web.lumiagm.com/295686073. Stockholders of record of the Company at the close of business on December 12, 2022 are entitled to notice of, and to vote at, the Annual Meeting. Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement. The Proxy Statement was first sent or given to our stockholders on or about December 21, 2022. You should also have received a Proxy Card or Voting Instruction Form and postage-paid return envelope, which are being solicited on behalf of our Board of Directors (the “Board”).

After reading the Notice of Annual Meeting of Stockholders and the Proxy Statement, please mark your votes on the accompanying Proxy Card or Voting Instruction Form, sign it and promptly return it in the accompanying postage-paid envelope. You may also vote by Internet or telephone as instructed in the proxy statement or on the Proxy Card or Voting Instruction Form. Please vote by whichever method is most convenient for you to ensure that your shares are represented at the Annual Meeting.

It is very important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mailing the Proxy Card or Voting Instruction Form. Returning the proxy or voting by Internet or telephone does not deprive you of your right to attend the Annual Meeting and to vote your shares.

We look forward to seeing you at the Annual Meeting. Your vote and participation, no matter how many or how few shares you own, are very important to us. Your cooperation is greatly appreciated.

By Order of the Board of Directors,

Brooklyn, NY	Robert D. Barry
December 19, 2022	Interim Chief Financial Officer and Secretary

The attached Notice of Annual Meeting of Stockholders and Proxy Statement are first being made available to stockholders of record beginning December 21, 2022. If you have any questions or require assistance in authorizing a proxy or voting your shares of common stock, please contact the Company’s proxy solicitor at the contact listed below:

745 Fifth Avenue, 5th Floor
New York, NY 10151
Stockholders Call Toll Free: 1-855-682-9644
Banks and Brokers Call Collect: 646-960-6306
Email: contactus@kingsdaleadvisors.com

Polished.com Inc.	2022 Proxy Statement

POLISHED.COM INC.

1870 BATH AVENUE, BROOKLYN, NY 11214

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 19, 2023

To the Stockholders of Polished.com Inc. –

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Polished.com Inc., a Delaware corporation (the “Company”), will be held on January 19, 2023 at 11:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting, conducted via live webcast, through which you can submit questions and vote online. The Annual Meeting can be accessed by visiting https://web.lumiagm.com/295686073. The purpose of the Annual Meeting will be the following:

1.     To elect the nine (9) nominees identified in the accompanying Proxy Statement to serve as directors on the Board of Directors (the “Board”) for the ensuing year (Proposal No. 1).

2.     To approve an amendment of our amended and restated certificate of incorporation (the “Certificate of Incorporation”) to increase the number of shares of common stock that we are authorized to issue from 200,000,000 shares to 250,000,000 shares (Proposal No. 2).

3.     To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement. Only stockholders who owned our common stock at the close of business on December 12, 2022 can vote at the Annual Meeting or any adjournments or postponements that take place. All stockholders are cordially invited to attend the Annual Meeting.

Our Board recommends that you vote “FOR” the election of the director nominees named in Proposal No. 1 and “FOR” the amendment to our Certificate of Incorporation to increase our authorized shares as described in Proposal No. 2, on the enclosed Proxy Card or Voting Instruction Form.

Whether or not you expect to attend the Annual Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods by (i) accessing the Internet site described in the Proxy Card or Voting Instruction Form provided to you, (ii) calling the toll-free number in the Proxy Card or Voting Instruction Form provided to you, or (iii) signing, dating and returning the Proxy Card or Voting Instruction Form provided to you. You are urged to complete and submit the enclosed Proxy Card or Voting Instruction Form, even if your shares were sold after such date.

If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), then you will receive a Voting Instruction Form from the holder of record. You must provide voting instructions by filling out the Voting Instruction Form in order for your shares to be voted. We recommend that you instruct your broker or other nominee to vote your shares on the enclosed Proxy Card or Voting Instruction Form. The Proxy is revocable and will not affect your right to vote if you attend the Annual Meeting.

Anyone acting as proxy agent for a stockholder must present a Proxy Card that has been properly executed by the stockholder, that authorizes the agent to so act, and that is in form and substance satisfactory to the judges of election and consistent with the Company’s Bylaws, as amended.

The Board strongly and unanimously recommends that you vote “FOR” the election of the director nominees named in Proposal No. 1.

Polished.com Inc.	2022 Proxy Statement

The nominees of the Board for election as directors of the Company are listed in the accompanying Proxy Statement and Proxy Card. The nominees of the Board for election as directors of the Company are listed in the accompanying Proxy Statement and Proxy Card. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND. ACCORDINGLY, AFTER READING THE ACCOMPANYING PROXY STATEMENT, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AND PROMPTLY SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR MAIL AS DESCRIBED ON THE PROXY CARD OR VOTING INSTRUCTION FORM. PLEASE NOTE THAT EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU VOTE USING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. EVEN IF YOU VOTE YOUR SHARES PRIOR TO THE ANNUAL MEETING, IF YOU ARE A RECORD HOLDER OF SHARES, OR A BENEFICIAL HOLDER WHO OBTAINS A “LEGAL” PROXY FROM YOUR BROKER, BANK, TRUSTEE, OR NOMINEE, YOU STILL MAY ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON.

Regardless of the number of shares of the Company that you own, your vote will be important. Thank you for your continued support, interest and investment in the Company.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read our proxy materials and submit your Proxy Card or Voting Instruction Form as soon as possible over the Internet, by telephone or mobile device or by phone.

By Order of the Board of Directors,

Brooklyn, NY	Robert D. Barry
December 19, 2022	Interim Chief Financial Officer and Secretary

Polished.com Inc.	2022 Proxy Statement

The accompanying Proxy Statement provides a detailed description of the business to be conducted at the Annual Meeting. We urge you to read the accompanying Proxy Statement, including the appendices, carefully and in their entirety.

If you have any questions concerning the business to be conducted at the Annual Meeting, would like additional copies of the Proxy Statement or need help submitting a Proxy for your shares, please contact the Company’s proxy solicitor at the contact listed below:

745 Fifth Avenue, 5th Floor
New York, NY 10151
Stockholders Call Toll Free: 1-855-682-9644
Banks and Brokers Call Collect: 646-960-6306
Email: contactus@kingsdaleadvisors.com

Polished.com Inc.	2022 Proxy Statement

ANNEX A – FORM OF CERTIFICATE OF AMENDMENT

Polished.com Inc.	i	2022 Proxy Statement

POLISHED.COM INC.

1870 BATH AVENUE, BROOKLYN, NY 11214

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 19, 2023

We have provided this Proxy Statement and accompanying Proxy Card in connection with the solicitation by the Board of Directors (the “Board”) of Polished.com Inc., a Delaware corporation, of proxies to be voted at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on January 19, 2023, at 11:00 a.m. Eastern Time virtually, and any adjournment or postponement thereof. The Annual Meeting will be held virtually, conducted via live webcast, at https://web.lumiagm.com/295686073.

As used in this Proxy Statement, the terms the “Company”, “we”, “us” and “our” refer to Polished.com Inc. and, unless the context clearly requires otherwise, its consolidated subsidiaries.

This Proxy Statement summarizes information about the Proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

The Proxy Card or Voting Instruction Form is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

We are mailing the Notice of Annual Meeting of Stockholders (the “Notice”) to our stockholders of record as of December 12, 2022 (the “Record Date”) on or about December 21, 2022. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is also available in the Investor Relations section of our website, located at https://investor.polished.com (our “IR site”), under the link for “Financials.” Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this Proxy Statement.

Polished.com Inc.	2022 Proxy Statement

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We are providing the Proxy Statement and Proxy Card or Voting Instruction Form to you on the Internet or, upon your request, by mail, in connection with our Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting, which is being held virtually on the Internet, conducted via live webcast, and are requested to vote on the items of business described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy over the Internet, by telephone or mobile device or by mail.

You are receiving this Proxy Statement as a stockholder of the Company as of the Record Date for purposes of determining the stockholders entitled to receive notice of and vote at the Annual Meeting. As further described below, we request that you promptly use the enclosed Proxy Card or Voting Instruction Form to vote, by Internet, by telephone or by mail, in the event you desire to express your support of or opposition to the Proposals.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL No. 1 AND “FOR” PROPOSAL No. 2 USING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM.

Can I attend the Annual Meeting in person?

We will be hosting the Annual Meeting via live webcast on the Internet. You will not be able to attend the meeting in person. Any stockholder can listen to the Annual Meeting live via the Internet at https://web.lumiagm.com/295686073. The webcast will start at 11:00 a.m. Eastern Time on January 19, 2023. Stockholders may vote and submit questions while connected to the Annual Meeting on the Internet.

Your vote is very important. Please submit your Proxy Card or Voting Instruction Form even if you plan to attend the Annual Meeting.

Who can vote at the Annual Meeting?

Only holders of record of our common stock on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on December 12, 2022, we had 105,227,876 shares of common stock outstanding and entitled to vote. Holders of our common stock are entitled to one vote for each share held as of the above Record Date.

Who is soliciting my vote?

The Board, on behalf of the Company, is soliciting your proxy to vote your shares of our common stock on all matters scheduled to come before the Annual Meeting, whether or not you attend virtually. By completing, signing, dating and returning the Proxy Card or Voting Instruction Form, or by submitting your proxy and voting instructions over the Internet or by telephone, you are authorizing the persons named as proxies to vote your shares of common stock at the Annual Meeting as you have instructed. Proxies will be solicited on behalf of the Board by our directors, director nominees, and certain executive officers and other employees of the Company.

Additionally, we have retained Kingsdale Advisors, US (“Kingsdale”), a proxy solicitation firm, which may solicit proxies on the Board’s behalf. You may also be solicited by press releases issued by us, postings on our corporate website or other websites or otherwise. Unless expressly indicated otherwise, information contained on our corporate website is not part of this Proxy Statement. In addition, none of the information on the other websites, if any, listed in this Proxy Statement is part of this Proxy Statement. Such website addresses are intended to be inactive textual references only.

Polished.com Inc.	2	2022 Proxy Statement

What am I being asked to vote on?

You are being asked to vote on two (2) Proposals:

•  Proposal No. 1 — the election of nine (9) directors to hold office until our 2023 Annual Meeting of Stockholders; and

•  Proposal No. 2 — the approval of an amendment of our amended and restated certificate of incorporation (“Certificate of Incorporation”) to increase the number of shares of common stock that we are authorized to issue from 200,000,000 shares to 250,000,000 shares (the “Charter Amendment”).

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

What are the Board’s recommendations?

Our Board unanimously recommends that you vote by proxy using the Proxy Card or Voting Instruction Form with respect to the Proposals as follows:

•  “FOR” Proposal No. 1 — the election of nine (9) directors to hold office until our 2023 Annual Meeting of Stockholders; and

•  “FOR” Proposal No. 2 — the approval of the Charter Amendment.

We describe each Proposal and the Board’s reason for its recommendation with respect to each Proposal on pages 7, 12 and 14 and elsewhere in this Proxy Statement.

How do I vote?

Many holders of the Company’s common stock hold their shares through a broker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, then you are considered a “stockholder of record” with respect to those shares. In this case, a Notice or, if requested, a set of proxy materials has been sent to you directly by us. As a stockholder of record, you may vote over the Internet as described in the Notice that was mailed to you or, if you have received or requested a hard copy of this Proxy Statement and accompanying proxy card, you may vote by telephone as described on the proxy card, or by mail by marking, signing, dating and mailing your proxy card in the postage-paid envelope provided. Your designation of a proxy is revocable by following the procedures outlined in this Proxy Statement. The method by which you vote will not limit your right to vote virtually at the Annual Meeting. If you submit a signed proxy card but do not give voting instructions as to how your shares of common stock should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated in this Proxy Statement.

Beneficial Owner of Shares Held in Street Name

If your shares of our common stock are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, a Notice or, if requested, a set of proxy materials has been forwarded to you by the organization that holds your shares. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization how to vote the shares held in your account. If you are a beneficial owner of shares held in “street name,” you need to submit voting instructions to your broker, bank or other nominee in order to cast your vote. The Notice that was mailed to you by that organization has specific instructions for how to submit your vote, or if you have received or requested a hard copy of this Proxy Statement you may mark, sign, date and mail the accompanying voting instruction

Polished.com Inc.	3	2022 Proxy Statement

form in the postage-paid envelope provided. Your vote is revocable by following the procedures outlined in this Proxy Statement. However, since you are not a stockholder of record you may not vote your shares virtually at the Annual Meeting without obtaining authorization from your broker, bank or other nominee. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted. To vote virtually at the Annual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Annual Meeting. After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to AST. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, New York 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on January 12, 2023. You will receive a confirmation of your registration by email after we receive your registration materials.

Telephone and Internet voting for stockholders of record will be available up until 11:59 PM Eastern Time on January 18, 2023 and mailed proxy cards must be received by January 18, 2023 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares of common stock. Therefore, we urge you to carefully review and follow the voting instructions card and any other materials that you receive from that organization.

If you receive more than one Notice, it is because your shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice received to ensure that all of your shares of common stock are voted.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner signed their proxy card, but does not provide voting instructions, the broker or nominee can only vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

The New York Stock Exchange (“NYSE”) rules determine whether proposals are routine or non-routine. If a proposal is routine, a broker holding shares for an owner in street name may vote on the proposal without voting instructions. The approval of the Charter Amendment (Proposal No. 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2. The election of directors (Proposal No. 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1.

Polished.com Inc.	4	2022 Proxy Statement

How many votes do I have?

On each matter to be voted upon, you have one (1) vote for each share of common stock you own as of the Record Date.

How will my shares be voted?

Stockholders of record as of the close of business on the Record Date are entitled to one (1) vote for each share of common stock held on each matter to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. Where a choice has been specified on the Proxy Card or Voting Instruction Form with respect to the Proposals, the shares represented by the Proxy Card or Voting Instruction Form will be voted as you specify. If you return a validly executed Proxy Card or Voting Instruction Form without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted: “FOR” the election of the Board nominees set forth on the Proxy Card (Proposal No. 1); and “FOR” Proposal No. 2.

How many votes are needed to approve the Proposals?

With respect to Proposal No. 1, directors will be elected by a plurality of the votes of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the nine (9) nominees receiving the highest number of affirmative votes will be elected. A broker non-vote or a properly executed proxy marked “Abstain” with respect to the election of a director will not be voted with respect to such director. A properly executed proxy marked “Abstain” with respect to the election of a director will be counted for purposes of determining whether there is a quorum. A broker non-vote will not be counted for purposes of determining whether there is a quorum.

With respect to Proposal No. 2, the affirmative vote of a majority of the outstanding shares of our common stock is required for approval. Any shares not voted by abstention or otherwise will have the same effect as a vote “Against” the proposal. There will be no broker non-votes for the proposal since brokers will be entitled to vote on this “routine” proposal.

What happens if I do not specify how I want my shares voted?

Stockholders of Record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, but cannot vote on non-routine matters.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. On the Record Date, there were 105,227,876 shares of common stock outstanding and entitled to vote. A quorum will be present if stockholders holding a majority of the shares of common stock entitled to vote are present at the Annual Meeting or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting via the Internet. Abstentions will be counted towards the quorum requirement. However, broker non-votes will not be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority of the outstanding shares present or represented by proxy at the Annual Meeting, may adjourn the Annual Meeting to another time or place.

Polished.com Inc.	5	2022 Proxy Statement

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials from the Company, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must vote pursuant to the instructions on each Proxy Card or Voting Instruction Form from the Company.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•  You may submit another properly completed proxy with a later date over the Internet, by telephone or mobile device or by mail.

•  You may send a written notice that you are revoking your proxy to us at Polished.com Inc., 1870 Bath Avenue, Brooklyn, NY 11214, Attention: Secretary.

•  You may attend the Annual Meeting via the Internet and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

When are stockholder proposals due for the 2023 Annual Meeting of Stockholders?

If you are interested in submitting a proposal for potential inclusion in the proxy statement for our 2023 Annual Meeting of Stockholders, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in the proxy statement, we must receive your stockholder proposal or information about your proposed director candidate at the address noted below no later than October 21, 2023.

If you wish to present a proposal at the 2023 Annual Meeting of Stockholders, but do not wish to have the proposal considered for inclusion in our proxy statement and proxy card, you must also give written notice at the address noted below. We must receive this required notice by October 21, 2023, but no sooner than September 21, 2023.

Any proposals should be sent to us at Polished.com Inc., 1870 Bath Avenue, Brooklyn, NY 11214, Attention: Secretary.

Who will pay for the solicitation of proxies?

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the Proxy Card, the Notice and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. Other than the persons described in this Proxy Statement, no general class of employee of the Company will be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation. No additional compensation will be paid to our directors, officers

Polished.com Inc.	6	2022 Proxy Statement

or staff members for such services. We have retained Kingsdale to act as a proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay Kingsdale up to $10,500 plus reasonable out-of-pocket expenses for proxy solicitation services. Kingsdale expects that approximately 10 of its employees will assist in the solicitation. The parties’ engagement letter contains confidentiality, indemnification and other provisions that we believe are customary for this type of engagement.

Whom should I call if I have questions about the Annual Meeting?

Kingsdale is assisting us with our effort to solicit proxies. If you have any questions concerning the business to be conducted at the Annual Meeting, would like additional copies of this Proxy Statement or need help submitting a proxy for your shares, please contact Kingsdale:

745 Fifth Avenue, 5th Floor
New York, NY 10151
Stockholders Call Toll Free: 1-855-682-9644
Banks and Brokers Call Collect: 646-960-6306
Email: contactus@kingsdaleadvisors.com

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL No. 1 AND “FOR” PROPOSAL No. 2 USING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM.

Polished.com Inc.	7	2022 Proxy Statement

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Our Board is currently comprised of nine (9) individuals. Unless the Board determines that vacancies on the Board (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the directors then in office, although than a quorum, or by a sole remaining director.

The individuals below have been nominated to serve as directors and have each agreed to stand for re-election. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each director elected will hold office from the date of their election by the stockholders until the subsequent annual meeting of stockholders or until their successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, unless abstained, for the election of the nine (9) nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

The Board unanimously recommends that stockholders vote “FOR” each of the director nominees named below.

The following table sets forth our director nominees, and their respective ages as of the Record Date:

Name	Age	Position(s)
Ellery W. Roberts	52	Executive Chairman
Ellette A. Anderson	46	Director
Clark R. Crosnoe	54	Director
Glyn C. Milburn	51	Director
G. Alan Shaw	59	Director
Alan P. Shor	63	Director
Edward J. Tobin	65	Director
James M. Schneider	70	Director
Houman Akhavan	44	Director Nominee

Polished.com Inc.	8	2022 Proxy Statement

Set forth below is biographical information for each nominee. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

ELLERY W. ROBERTS
Director since: January 2019 Chairman of the Board

Mr. Roberts has served as the Chairman of our Board since our inception. Mr. Roberts brings over 20 years of private equity investing experience to the Company. Mr. Roberts has been the Chairman, Chief Executive Officer, President and Chief Financial Officer of 1847 Holdings LLC since its inception on January 22, 2013 and is also the sole manager of 1847 Partners LLC, our manager. Mr. Roberts has also been a director of Western Capital Resources, Inc., a public company, since May 2010. In July 2011, Mr. Roberts formed The 1847 Companies LLC, a company that is no longer active, where he began investing his own personal capital and capital of high net worth individuals in select transactions. Prior to forming The 1847 Companies LLC, Mr. Roberts was the co-founder and was co-managing principal from October 2009 to June 2011 of RW Capital Partners LLC, the recipient of a “Green Light” letter from the United States Small Business Administration permitting RW Capital Partners LLC to raise capital in pursuit of the Small Business Investment Company license with the preliminary support of the Small Business Administration. Mr. Roberts was a founding member of Parallel Investment Partners, LP (formerly SKM Growth Investors, LP), a Dallas-based private equity fund focused on re-capitalizations, buyouts and growth capital investments in lower middle market companies throughout the United States. Previously, Mr. Roberts served as Principal with Lazard Group LLC, a Senior Financial Analyst at Colony Capital, Inc., and a Financial Analyst with the Corporate Finance Division of Smith Barney Inc. (now known as Morgan Stanley Smith Barney LLC). Mr. Roberts received his B.A. degree in English from Stanford University. We believe Mr. Roberts is qualified to serve on our Board due to his extensive investment experience.

ELLETTE A. ANDERSON
Director since: July 2020 Independent Director

Ms. Anderson has served on our Board since July 2020. In 2013, Ms. Anderson founded Griffin Archer LLC, a full-service advertising agency that offers a comprehensive range of services addressing both the traditional and digital marking aspects of business. As the Chief Executive Officer of Griffin Archer, Ms. Anderson is responsible for overseeing new business acquisitions, strategic planning, and creative direction for their entire client portfolio. From April 2004 to August 2013, she served as a Writer and Associate Creative Director at Carmichael Lynch Advertising in Minneapolis where she received multiple industry awards for her creative work on several iconic brands. She holds a B.A. degree in English Literature from the University of Kansas. We believe Ms. Anderson is qualified to serve on our Board due to her deep experience in the advertising and marketing industry.

Polished.com Inc.	9	2022 Proxy Statement

CLARK R. CROSNOE
Director since: July 2020 Independent Director

Mr. Crosnoe has served on our Board since July 2020. In 2009, Mr. Crosnoe founded CRC Capital LLC, a registered investment advisor and manager of the CRC Investment Fund LP, a private investment partnership focused on publicly-traded equity securities. As managing member of CRC Capital LLC, Mr. Crosnoe is responsible for strategy, oversight and the day-to-day investment decisions of the fund. The portfolio typically includes investments in the consumer, financial, healthcare, industrial and energy sectors. In 1999, Mr. Crosnoe was a founding employee of Parallel Investment Partners where he was named partner in 2003. As a partner, he was responsible for sourcing, evaluating, structuring, executing and monitoring investments, and also dedicated a substantial portion of his time to marketing activities for the firm. Mr. Crosnoe began his career in investment banking at Wasserstein Perella & Co. and also gained valuable experience at multi-billion dollar hedge fund HBK Investments. Mr. Crosnoe holds undergraduate degrees from the University of Texas at Austin and earned an MBA from Harvard Business School in 1996. We believe Mr. Crosnoe is qualified to serve on our Board due to his approximately 28 years of private and public investment and advisory experience.

GLYN C. MILBURN
Director since: July 2020 Independent Director

Mr. Milburn has served on our Board since July 2020. Since February 2016, Mr. Milburn has served as a Partner at Jimmy Blackman & Associates, a full-service Government and Public Affairs firm, where he is responsible for business strategy, client management, communications and campaign management for a client portfolio comprised of large public safety labor unions, banking/finance companies, and hotel operators across the State of California. From April 2013 to January 2016, Mr. Milburn served as a Special Assistant in the City of Los Angeles where he held two positions in the City of Los Angeles, one in the Office of Los Angeles Mayor Eric Garcetti’s Office of Economic Development and another in the Office of Los Angeles Councilman Dennis Zine. From August 2012 to March 2013, Mr. Milburn co-Founded Provident Investment Advisors LLC, a special investment vehicle for energy, technology and healthcare ventures, where he served as Managing Member. Mr. Milburn holds a B.A. degree in Public Policy from Stanford University and an MBA from the Kelley School of Business at Indiana University. We believe Mr. Milburn is qualified to serve on our Board due to his valuable background in policy development, regulatory and strategic planning experience.

G. ALAN SHAW
Director since: October 2021 Independent Director

Mr. Shaw was appointed to our Board on October 17, 2021. Mr. Shaw brings expansive appliance industry knowledge and valuable supplier relationships to our Board. He has been a leader in the industry for more than twenty years, beginning his career with Whirlpool and finishing it as the Chief Executive Officer of Electrolux’s North American business, a position he held from January 2016 until his retirement in January 2020. He has held President and c-level positions with several North American-based durable goods companies since 2003, including Char-Broil and Husqvarna Group. He holds a B.S. degree in Economics and Political Science from the University of Idaho and an MBA in Marketing from Indiana University. We believe Mr. Shaw is qualified to serve on our Board due to his extensive appliance industry and executive leadership experience.

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ALAN P. SHOR
Director since: June 2021 Independent Director

Mr. Shor has served on our Board since June 2021. Mr. Shor is a co-founder of The Retail Connection, L.P., a retail real estate company, and has served as its President and Co-Chairman of the Board of Directors since its launch in January 2004. Mr. Shor is deeply involved in the strategic direction and day-to-day operations of the company and also leads its investment and merchant banking business. He has served as an operating partner with leading private equity firms which have deep experience in consumer and multi-unit based investments. He is an investor in and a board member of four high-growth retail chains: Diamonds Direct (since 2015), WSS (since 2016), Neighborhood Goods (since 2018) and Obsession Fragrance (since 2019). Prior to launching The Retail Connection, Mr. Shor served as President, Chief Operating Officer and a member of the Board of Zale Corporation, a publicly-held specialty retailer of fine jewelry. Prior to joining Zale, he spent 12 years with Troutman Sanders, an international law firm, where he built a strong track record of advising senior management teams of Fortune 1000 companies. Mr. Shor is also active in a number of professional and charitable organizations. Mr. Shor graduated with honors from both the University of Georgia and University of Georgia School of Law. We believe Mr. Shor is qualified to serve on our Board due to his valuable background in the retail and investment industries.

EDWARD J. TOBIN
Director since: April 2020 Director

Mr. Tobin has served on our Board since April 2020. Mr. Tobin has served as Managing Director of 1847 Partners LLC, our manager, since January 2014. From 1997 until November 2014, Mr. Tobin was a Director of Global Emerging Markets North America, Inc., where he managed Special Situations and Venture investing. In this role, he oversaw structured finance transactions in industries such as clean tech, media, telecommunications, manufacturing, real estate and life sciences. Prior to that, Mr. Tobin was Managing Director of Lincklaen Partners, a private family investment office. Previously, he had been a portfolio manager with Neuberger and Berman and a Vice President of Nordberg Capital, Inc. Mr. Tobin received his MBA from the Wharton School, as well as a Master of Science in Engineering and a Bachelor of Science in Economics from the University of Pennsylvania. We believe Mr. Tobin is qualified to serve on our Board due to his extensive investment experience.

JAMES M. SCHNEIDER
Director since: January 2022 Independent Director

Mr. Schneider has served on our Board since January 2022. Since 2006, Mr. Schneider has served as Chairman of Horizon Bank SSB, a privately held bank in Texas. Prior to that he was the CFO of Dell, Inc. Since 2010, Mr. Schneider has been employed by private equity firm Lead Edge Capital, currently serving as an operating partner. Mr. Schneider holds a bachelor’s degree in accounting from Carroll University and is a Certified Public Accountant and former partner at Pricewaterhouse. Mr. Schneider is a Director of Frontier Banchshares and Lohman Technologies and served on the boards of General Communications Inc. from 1994 until 2018 and Zilliant Inc. from 2011 to 2021.

Polished.com Inc.	11	2022 Proxy Statement

Houman Akhavan
Independent Director Nominee

Mr. Akhavan is currently the Chief Marketing Officer of CarParts.com, Inc., and has been since February 2019. Prior to his role as CarParts.com’s Chief Marketing Officer, Mr. Akhavan was the Chief Executive Officer of Growth Rocket from January 2015 to February 2019. Growth Rocket (d/b/a Idea Launch, Inc.). Mr. Akhavan previously served as CarParts.com’s Vice President of Marketing from January 2006 to December 2014. We believe Mr. Akhavan is qualified to serve on our Board due to extensive experience growing revenue and market share in start-up and public company environments.

Directors are elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting. The nine (9) nominees receiving the most “FOR” votes among votes properly cast in person or by proxy will be elected to the Board as directors. You may vote “FOR” or “ABSTAIN” on each of the nominees for election as director. Shares represented by a properly submitted Proxy Card will be voted on Proposal No. 1 “FOR” the election of the nominees named herein to the Board at the Annual Meeting, unless otherwise marked. A broker non-vote or a properly executed proxy marked “ABSTAIN” with respect to the election of a director will not be voted with respect to such director. A properly executed proxy marked “ABSTAIN” with respect to the election of a director will be counted for purposes of determining whether there is a quorum. A broker non-vote will not be counted for purposes of determining whether there is a quorum.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE LISTED ON THE PROXY CARD OR VOTING INSTRUCTION FORM TO SERVE ON OUR BOARD

Polished.com Inc.	12	2022 Proxy Statement

PROPOSAL NO. 2 - CHARTER AMENDMENT

Overview

On December 13, 2022, our Board approved an amendment to our amended and restated certificate of incorporation (the “Certificate of Incorporation”) to increase the number of shares of common stock that we are authorized to issue from 200,000,000 shares to 250,000,000 shares. A copy of the proposed amendment is attached hereto as Annex A.

The Charter Amendment will become effective upon filing with the Delaware Secretary of State’s Office, which will occur promptly following the Annual Meeting if this Proposal No. 2 is approved at the Annual Meeting.

Reasons for the Charter Amendment

The primary purpose of the Charter Amendment is to replenish the pool of available shares for our future issuance. Our current Certificate of Incorporation authorizes the Company to issue 200,000,000 shares of common stock. Prior to our acquisition of Appliances Connection and concurrent public offering in May 2021, we had approximately 192.4 million shares of common stock available for future issuances. In connection with these transactions, we issued 99,007,084 shares of common stock and warrants for the purchase of 93,111,111, significantly reducing this pool of available shares.

As of the Record Date, there were 105,227,876 shares of common stock issued and outstanding. We have also reserved 92,514,423 shares of common stock for issuance under outstanding warrants, 150,000 shares of common stock for issuance under outstanding options granted under the 2020 plan and 426,579 additional shares of common stock under the 2020 Plan. As a result, we have only 1,257,701 shares available for future issuance.

We believe that the Charter Amendment will provide us with increased flexibility in meeting future corporate needs and requirements by providing additional authorized shares of common stock, which will be available for issuance from time to time as determined by the Board for any proper corporate purpose, without the expense and delay associated with a special stockholders’ meeting, except where required by applicable rules, regulations and laws. However, we have no current plans to issue additional common stock at this time, except in connection with future grants under the 2020 Plan, the limit of which will be 10,850,000 shares (or in connection with potential issuances of shares upon exercise of currently outstanding options and warrants).

Possible Effects of the Amendments to our Current Charter

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device.

The proposed increase in the authorized number of shares of our common stock could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us, even if the persons seeking to obtain control offers an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. We have no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. This proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Our stockholders should recognize that, as a result of this proposal, they will own a fewer percentage of shares with respect to our total authorized shares than they presently own and will be diluted as a result of any issuance of shares by us in the future.

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There are currently no specific plans, arrangements, commitments or understandings for the issuance of the additional shares of common stock which are proposed to be authorized.

No Dissenters’ Rights

Under Delaware law, holders of our common stock are not entitled to dissenter’s rights of appraisal with respect to the approval of this Proposal No. 2.

Vote Required

In order for Proposal No. 2 to be approved, holders of a majority of the outstanding shares of our common stock must vote “FOR” Proposal No. 2. You may vote “FOR”, “AGAINST” or “ABSTAIN” on Proposal No. 2. Abstentions will have the same effect as a vote “AGAINST” this Proposal. There will be no broker non-votes for the Proposal No. 2 since brokers will be entitled to vote on this “routine” proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 2

Polished.com Inc.	14	2022 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board adopted Corporate Governance Guidelines to ensure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of the company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, succession planning, and Board committees and compensation. A copy of the Corporate Governance Guidelines may be found on our IR site under the link for “Governance.”

Independence of the Board

Our Board has determined that all of our directors, other than Messrs. Fouerti, Roberts and Tobin, qualify as “independent” directors in accordance with the rules and regulations of NYSE American. Mr. Fouerti is not considered independent because he is an employee of the Company or its subsidiaries and Messrs. Roberts and Tobin are not considered independent because of their affiliation with our manager, 1847 Partners LLC. In making its independence determinations, the Board considered, among other things, relevant transactions between the Company and entities associated with the independent directors, as described under the heading “Certain Relationships and Related Party Transactions,” and determined that none have any relationship with the company or other relationships that would impair the directors’ independence.

Further, the Board has determined that each member of each of the committees of the Board is currently independent in accordance with the rules and regulations of NYSE American and Rule 10a-3(b)(1) under the Exchange Act. There are no family relationships among any of our directors or executive officers.

Leadership Structure

We chose to appoint a separate Executive Chairman of the Board who is not our Chief Executive Officer. Our Board has made this decision based on their belief that a separate Executive Chairman of the Board can act as a balance to the Chief Executive Officer.

Role of Board in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board’s oversight of the various risks facing the Company. In this regard, our Board seeks to understand and oversee critical business risks. Our Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, company management is charged with managing risk. Management communicates routinely with the Board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Our Board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. Much of this work has been delegated to committees, which will meet regularly and report back to the full Board. The audit committee oversees risks related to our consolidated financial statements, the financial reporting process, accounting and legal matters, the compensation committee evaluates the risks and rewards associated with our compensation philosophy and programs, and the nominating and corporate governance committee evaluates risk associated with management decisions and strategic direction.

Polished.com Inc.	15	2022 Proxy Statement

Board Meetings and Committees

Our Board meets on a regular basis during the year. Our Board met nine times in 2021. Each of the incumbent directors attended 75% or more of the aggregate number of meetings of the Board and all committees of the Board on which he or she served held during the period for which he or she was a director in 2021. We have encouraged all of our directors and nominees for director to attend our Annual Meeting; however, attendance is not mandatory.

Our Board has established four standing committees—audit, compensation, nominating and corporate governance and strategic planning—each of which operates under a charter that has been approved by our Board and that satisfies the applicable standards of the SEC and NYSE American. The table below provides current committee composition.

Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategic Planning
Ellery W. Roberts
Albert Fouerti
Ellette A. Anderson*
Clark R. Crosnoe*
Glyn C. Milburn*
G. Alan Shaw*
Alan P. Shor*
James M. Schneider*
Edward J. Tobin
Member
Committee Chair
*	Independent Director

The functions performed by these committees are set forth in more detail in their charters, which may be found on our IR site under the link for “Governance” and are summarized below.

Audit Committee

The audit committee oversees our accounting and financial reporting processes and the audits of the consolidated financial statements of the Company. A copy of its charter may be found on our IR site at https://investor.polished.com/governance/governance-documents/.

The audit committee is responsible for, among other things: (i) retaining and overseeing our independent accountants; (ii) assisting the Board in its oversight of the integrity of our consolidated financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our chief executive officer and chief financial officer and independent auditors the adequacy and effectiveness of our internal controls; (vii) reviewing hedging transactions; and (viii) reviewing and assessing annually the audit committee’s performance and the adequacy of its charter.

Our Board has determined that each member of the audit committee is an independent director under NYSE American rules and under Rule 10A-3 under the Exchange Act. All members of our audit committee meet the

Polished.com Inc.	16	2022 Proxy Statement

requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE American. Our Board has determined that each of Mr. Crosnoe and Mr. Schneider is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable NYSE American rules and regulations. The audit committee met five times in 2021.

Compensation Committee

The compensation committee assists the Board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. A copy of its charter may be found on our IR site at https://investor.polished.com/governance/governance-documents/.

The compensation committee is responsible for, among other things: (i) reviewing and approving the remuneration of our executive officers; (ii) making recommendations to the Board regarding the compensation of our independent directors; (iii) making recommendations to the Board regarding equity-based and incentive compensation plans, policies and programs; and (iv) reviewing and assessing annually the compensation committee’s performance and the adequacy of its charter.

Our Board has determined that each member of the compensation committee is independent under the applicable rules and regulations of NYSE American, is an outside director within the meaning of Section 162(m) of the Code, and is a “non-employee director” as defined under Rule 16b-3 of the Exchange Act. The compensation committee did not meet in 2021.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee assists the Board in selecting individuals qualified to become directors and in determining the composition of the Board and its committees. A copy of its charter may be found on our IR site at https://investor.polished.com/governance/governance-documents/.

The nominating and corporate governance committee is responsible for, among other things: (i) identifying and evaluating individuals qualified to become members of the Board by reviewing nominees for election to the board submitted by stockholders and recommending to the Board director nominees for each annual meeting of stockholders and for election to fill any vacancies on the Board; (ii) advising the Board with respect to Board organization, desired qualifications of Board members, the membership, function, operation, structure and composition of committees (including any committee authority to delegate to subcommittees), and self-evaluation and policies; (iii) advising on matters relating to corporate governance and monitoring developments in the law and practice of corporate governance; (iv) overseeing compliance with the our code of ethics; and (v) approving any related party transactions.

Our Board has determined that each member of the nominating and corporate governance committee is an independent director under the applicable rules and regulations of NYSE American. The nominating and corporate governance committee did not meet in 2021.

Strategic Planning Committee

The Strategic Planning Committee focuses on initiatives that enable the Company to continue advancing the integration of the Company following the business combination with Appliances Connection and advising on the best ways to grow market share. The Strategic Planning Committee was formed in August 2021.

Director Nomination Process

The nominating and corporate governance committee’s methods for identifying candidates for election to our Board (other than those proposed by our stockholders, as discussed below) will include the solicitation of ideas for possible candidates from a number of sources—members of our Board, our executives, individuals personally known to the members of our Board, and other research. The nominating and corporate governance committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

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In making director recommendations, the nominating and corporate governance committee may consider some or all of the following factors: (i) the candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate’s experience with the experience of other Board members; (iii) the extent to which the candidate would be a desirable addition to the Board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate’s ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate.

Although the nominating and corporate governance committee does not have a formal policy with respect to Board diversity, it strives to constitute the Board with directors who bring to the Company a variety of perspectives, cultural sensitivity, life experiences, skills, expertise, and sound business understanding and judgment derived from a broad range of business, professional, governmental, community involvement, personal and e-commerce experiences, as well as directors who have skills and experience that are relevant to the Company’s industry and operations and who have the desire and capacity to actively serve.

A stockholder may nominate one or more persons for election as a director at any annual meeting of stockholders if the stockholder complies with the notice and information provisions contained in our Bylaws. Such notice must be in writing to the Company not less than 90 days and not more than 120 days prior to the anniversary date of the preceding year’s annual meeting of stockholders or as otherwise required by requirements of the Exchange Act. As provided in our Bylaws, in the event an annual meeting has not been previously held, such notice must be received not later than the close of business on the 10th day following the date on which public announcement of the date of the annual meeting is first made. In addition, stockholders furnishing such notice must be a holder of record on both (i) the date of delivering such notice and (ii) the record date for the determination of stockholders entitled to vote at such meeting.

Stockholder Communications with the Board

Stockholders and other interested parties may communicate with the Board, or any individual member of the Board, at the following address:

Polished.com Inc.

1870 Bath Avenue

Brooklyn, NY 11214

Attention: Secretary

Communications must state the number of shares owned by the person making the communication, if any. Our Secretary will review and forward such communication to all of the members of the Board or to the individual director(s) to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case, our Secretary may disregard the communication in his or her discretion.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Such code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

A copy of the code may be found on our IR site at https://investor.polished.com/governance/governance-documents/. We intend to make all required disclosures regarding any amendments to, or waivers from, any provisions of the code at the same location of our website.

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Audit Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Polished.com Inc. under the Securities Act of 1933, as amended, or the Exchange Act.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available on our IR site under the link for “Governance.” Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. Friedman LLP, our independent registered public accounting firm for fiscal year 2021, is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States and the effectiveness of our internal control over financial reporting.

The audit committee is also responsible for appointment, compensation, retention and oversight of the work of the independent auditor, including pre-approving any audit and non-audit service provided to the company by the independent auditor, periodically reviewing and evaluating the performance of the lead audit partner, as well as reviewing and considering the selection of the lead audit partner. The audit committee also periodically considers whether there should be a rotation of our independent registered public accounting firm. In addition to Friedman LLP’s independence from the Company and management, the audit committee also considers several other factors in deciding whether to re-engage Friedman LLP, including: the quality of its staff, work and quality control; its policies related to independence; its global reach; and its capability and expertise to perform an audit of our financial statements and internal control over financial reporting, given the breadth and complexity of its business and global footprint.

In fulfilling its oversight responsibilities, the audit committee reviewed with management and Friedman LLP the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

The audit committee also discussed with Friedman LLP the matters that are required to be discussed by the PCAOB, as adopted in Auditing Standard No. 1301, Communications with Audit Committees. Friedman LLP has also provided the audit committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with Friedman LLP that firm’s independence. The audit committee has concluded that Friedman LLP’s provision of audit and non-audit services to the Company and its affiliates is compatible with Friedman LLP’s independence. Finally, the audit committee discussed with Friedman LLP, with and without management present, the scope and results of Friedman LLP’s audit of such financial statements.

Based on these reviews and discussions, the audit committee recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Members of the audit committee at the time of the filing of the Annual Report who approved this report:

Clark R. Crosnoe

Glyn C. Milburn

James M. Schneider

G. Alan Shaw

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EXECUTIVE OFFICERS

The following table sets forth our executive officers and their respective ages and positions with us.

Name	Age	Position(s)
Ellery W. Roberts	52	Executive Chairman
J.E. “Rick” Bunka	63	Interim Chief Executive Officer
Robert D. Barry	78	Interim Chief Financial Officer

Mr. Roberts also serves on our Board and his biographical information can be found above under the heading “Proposal No. 1 - Election of Directors”. The biographical information for our other executive officers is set forth below.

J.E. “Rick” Bunka. Mr. Bunka has served as our Interim Chief Executive Officer since October 2022. Since 2019, Mr. Bunka co-founded and has served as Partner of Park North Capital, LLC, a merchant bank that services companies seeking optimize their growth, capital structures, liquidity and operations. Also, since 2013, Mr. Bunka has served as the President of Point North LLC, a business advisory service, through which he served in an advisory role to Polished when it was known as 1847 Goedeker Inc. Formerly, Mr. Bunka held the position of President and Chief Executive Officer of Dots. Over his 15-year tenure at Dots, Mr. Bunka led a transformation of the regional close out retailer into a national specialty women’s brand with more than 400 stores across 28 states. He also spearheaded sale and liquidity processes that ultimately led to an outright sale of the business to a global private equity fund. Early in his career, he was a Management Consultant at PriceWaterhouse, specializing in strategic planning, merchandising and organizational development in the retail and service sectors.

Robert D. Barry. Mr. Barry has served as our Interim Chief Financial Officer since October 2022. Mr. Barry previously served as our Chief Accounting Officer from July 2021 through January 2022, and also previously served as our Chief Financial Officer from January 2019 to July 2021. He also served as the Controller of Neese from July 2017 until the sale of Neese in April 2021. From April 2013 until August 2016, Mr. Barry was Chief Executive Officer and Chief Financial Officer of Pawn Plus Inc., a chain of retail pawn stores. Prior to that, Mr. Barry served as Executive Vice President and Chief Financial Officer of Regional Management Corp. (NYSE: RM), a consumer loan business based in Greenville, South Carolina for several years. Prior to joining Regional Management Corp., he held various executive roles that include Executive Vice President and Chief Financial Officer for Regional Acceptance Corporation (NASDAQ: REGA) and Financial Institutions Partner at KPMG LLP. Mr. Barry is a Certified Public Accountant and also serves on the Board of Directors of 1847 Holdings LLC.

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COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Douglas T. Moore, Former Chief Executive Officer(2)	2021	423,115	150,000	75,000	712,616	1,360,731
	2020	341,923	130,000	910,264	16,965	1,399,152
Robert D. Barry, Interim Chief Financial Officer(3)	2021	290,793	25,000	25,000	11,508	352,301
	2020	149,077	-	376,800	-	525,877
Thomas S. Harcum, Former Chief Marketing and Chief Technology Officer(4)	2021	164,584	16,000	10,000	11,508	202,092
	2020	131,923	-	157,000	17,470	306,393
Albert Fouerti Former Chief Executive Officer(5)	2021	210,000	175,000	-	-	385,000
	2020	400,000	-	-	-	400,000
Elie Fouerti, Former Chief Operating Officer(6)	2021	210,000	175,000	-	-	385,000
	2020	400,000	-	-	-	400,000
Maria Johnson Former Chief Financial Officer	2021	162,885	149,750	315,600	2,198	630,433
	2020	-	-	-	-	-

(1)  The amount is equal to the aggregate grant-date fair value with respect to the awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(2)  Mr. Moore served as our Chief Executive Officer from August 2019 to August 2021. The amounts included in Other Compensation for Mr. Moore for 2021 represent $650,000 in severance compensation and $62,616 in reimbursement for accommodations and for 2020 represent reimbursement for accommodations of $14,630 and $2,335 for 401(k) plan matches.

(3)  Mr. Barry is currently our Interim Chief Financial Officer. Previously, Mr. Barry was a full-time employee following our initial public offering on July 31, 2020. Mr. Barry’s title was changed to Chief Accounting Officer in July 2021, and he was our Chief Accounting Officer until January 2022. In October 2022, Mr. Barry returned as our Interim Chief Financial Officer. Other Compensation for 2020 includes $55,385 as a part-time employee.

(4)  Mr. Harcum served as our Chief Marketing Officer and Chief Technology Officer from December 2019 until his resignation in November 2021. Other Compensation for Mr. Harcum represents reimbursement for accommodations.

(5)  Albert Fouerti served as our Chief Executive Officer from August 2021 until his resignation in October 2022.

(6)  Elie Fouerti served as Vice President of our subsidiary ACI starting in June 2021, and served as our Chief Operating Officer from January 2022 until his resignation in October 2022.

(7)  Other compensation for Maria Johnson represents payments for parking her personal vehicle.

Employment and Separation Agreements

On August 15, 2019, we entered into an employment letter agreement with Mr. Moore setting forth the terms of the compensation for his services as Chief Executive Officer of the Company. On April 21, 2020, we amended the employment letter agreement, which became effective upon closing of our initial public offering on August 4, 2020. Pursuant to the employment letter agreement, as amended, Mr. Moore was entitled to an annual base

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salary of $400,000. On June 3, 2021, we amended the employment letter agreement to increase Mr. Moore’s base salary to $650,000. On August 19, 2020, we also granted Mr. Moore a special bonus of up to $125,000. We also granted to Mr. Moore an option to purchase 263,158 shares of our common stock immediately following the closing of the initial public offering with an exercise price of $9.00, equal to the public offering price per share paid in the initial public offering. Mr. Moore also received relocation compensation, which included a signing bonus of $35,000, reimbursement of living and accommodations in the St. Louis area for up to six months, car rental expenses for up to two months, and reimbursement of once monthly round trip airline tickets to St. Louis for either Mr. Moore or his spouse until April 2020. Mr. Moore was also eligible to participate in all employee benefit plans, including health insurance, commensurate with his position. The employment letter agreement contains restrictive covenants prohibiting Mr. Moore from (i) owning or operating a business that competes with the Company during the term of his employment and for a period of one year following the termination of his employment or (ii) soliciting our employees for a period of two years following the termination of his employment.

On August 30, 2021, Mr. Moore resigned from his position as Chief Executive Officer and from our Board. On the same date, we entered into a separation and release agreement with Mr. Moore which provided for the separation of his employment effective as of August 30, 2021. Under the separation and release agreement, we agreed, subject to Mr. Moore’s compliance with each and every provision of the separation and release agreement, to pay Mr. Moore a severance payment equal to one year of his base salary at his current level ($650,000 per year), less applicable statutory deductions and authorized withholdings, payable in equal installments on our regular payroll dates during the period commencing on September 1, 2021 and ending on August 31, 2021. We also agreed to continue to pay our share of Mr. Moore’s health care costs under our medical, dental or vision plan in which Mr. Moore participates for a period beginning as of September 1, 2021 and ending as of August 31, 2022; provided, however, that Mr. Moore was responsible for the full amount of the applicable employee contribution as determined and periodically modified by us. The separation and release agreement included a customary release of claims by Mr. Moore in favor of the Company and its affiliates, as well as customary confidentiality and non-disparagement provisions.

On April 21, 2020, we entered into an employment letter agreement with Robert D. Barry setting forth the terms of the compensation for his services as Chief Financial Officer (and previously Chief Accounting Officer) of the Company. This employment letter agreement became effective upon closing of our initial public offering on August 4, 2020. On January 31, 2022, we entered into a transition and separation agreement and general release of claims with Mr. Barry, in accordance with: (i) he resigned as the Company’s Chief Accounting Officer and Secretary; (ii) the operative terms of the employment letter agreement dated April 21, 2020 terminated as of the termination date and (iii) he served as the Company’s Controller. Pursuant to the transition and separation agreement and general release of claims, Mr. Barry received a salary of $163,333.33 and employee benefits for which similarly situated employees of the Company were eligible through September 7, 2021. Per the terms of the transition and separation agreement and general release of claims, Mr. Barry’s then-position at the Company ended on April 30, 2022.

On October 14, 2022, we entered into an employment agreement with Mr. Barry, setting forth the terms of compensation for his services as Interim Chief Financial Officer of the Company. This employment agreement became effective immediately. Pursuant to the employment agreement, Mr. Barry is entitled to an annual base salary of $325,000, paid bi-weekly with standard payroll deductions and less applicable taxes, and an annual bonus target for 2023 of up to 50% of his applicable base salary, subject to adoption by the Company’s board of directors of a bonus plan. In addition to payment for his services, Mr. Barry shall be eligible for a Change in Control bonus equal to $325,000, if, subsequent to January 1, 2023, the Company consummates a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan) and Mr. Barry remains employed through the date of closing of such Change in Control.

On December 13, 2019, we entered into an employment offer letter with Thomas S. Harcum setting forth the terms of the compensation for his services as Chief Marketing Officer and Chief Technology Officer of the Company, effective as of January 6, 2020. Pursuant to the employment offer letter, Mr. Harcum was entitled to an annual base salary of $140,000 and an annual incentive bonus of up to 20% of base to the extent that we achieve certain annual EBITDA objectives to be established by our compensation committee. He was also eligible to participate

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in all employee benefit plans, including health insurance, commensurate with his position. On November 16, 2021, the Company entered into a separation agreement and release with Thomas S. Harcum providing for the separation of his employment with the Company, effective as of November 19, 2021. On November 19, 2021, Mr. Harcum resigned from his position as the Chief Marketing Officer and Chief Technology Officer of the Company. Under the separation agreement, we agreed, subject to Mr. Harcum’s compliance with the separation agreement, to pay Mr. Harcum a severance payment of $56,346.15, less applicable statutory deductions and authorized withholdings, on or before December 1, 2021. Mr. Harcum agreed that, for the six (6) month period immediately following the separation date, he would, upon our request, cooperate and consult with the Company with respect to any inquiries or other matters involving the Company or its clients, including, without limitation, his past work and responsibilities at the Company, or pending or threatened transactions, litigation, administrative proceedings or arbitration. Mr. Harcum was not entitled to any additional compensation in connection with such consultation; provided that the Company would pay reasonable travel expenses for his appearance or attendance at any meetings or proceedings in connection with the foregoing. The separation agreement included a customary release of claims by Mr. Harcum in favor of the Company and its affiliates, as well as customary confidentiality and non-disparagement provisions.

On October 14, 2022, we entered into an engagement agreement with J.E. “Rick” Bunka, setting forth the terms of compensation for his services as Interim Chief Executive Office of the Company. Pursuant to the engagement agreement, Mr. Bunka is entitled to a fee of $16,826.92 per week for his services. Mr. Bunka’s term commenced on October 14, 2022, and will be for a period of six-months, unless extended by Mr. Bunka and the Company. In addition to payment for his services, Mr. Bunka shall be eligible for a success fee equal to $2,187,500 and a leadership transition fee of $437,500. The success fee shall be earned if, during his term, the Company consummates a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan) and Mr. Bunka is performing services (and has not given notice) through the date of closing of such Change in Control. The leadership transition fee shall be paid if, in the Board’s sole determination, Mr. Bunka has materially assisted in the successful transition to permanent executive leadership during his term.

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan. We currently make available a retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees, including the executive officers named above, can make voluntary pre-tax contributions. We currently match 100% of elective deferrals up to 3% of compensation and 50% of elective deferrals for next 2% of compensation. These matching contributions vest 100% following 60 days of the participant’s employment. All contributions under the plan are subject to certain annual dollar limitations, which are periodically adjusted for changes in the cost of living. See the Summary Compensation Table for matches made for the executive officers named above.

Potential Payments Upon Termination or Change in Control

As described under “—Employment and Separation Agreements” above, Mr. Moore was entitled to severance as described in the separation and release agreement. Mr. Barry is entitled to a change in control fee, and Mr. Bunka is entitled to a success fee and leadership transition fee in accordance with the terms of their agreements, as described above.

Additionally, in the event of a change in control (as defined in the 2020 Plan), all options issued to the executive officers named above shall become immediately vested and exercisable with respect to 100% of the shares subject to the options.

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Outstanding Equity Awards at Fiscal Year End

The following table includes certain information with respect to the value of all unexercised options and unvested shares of restricted stock previously awarded to the executive officers named above at the fiscal year ended December 31, 2021.

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Market Value of Unearned Shares That Have Not Vested
Douglas T. Moore	65,790	197,368	-	$9.00	08/04/2030	-
Robert D. Barry	-	120,000	-	$9.00	09/10/2030	-
Thomas S. Harcum	-	50,000	-	$9.00	09/10/2030	-
Maria Johnson	37,500	112,500	-	$3.10	08/01/2031	$270,000

(1)  Mr. Moore’s vested but unexercised stock options terminated three months following his termination of employment pursuant to the terms of his stock option agreement.

(2)  Mr. Barry’s vested but unexercised stock options will terminate three months following his termination of employment pursuant to the terms of his stock option agreement.

(3)  Mr. Harcum’s vested but unexercised stock options terminated three months following his termination of employment pursuant to the terms of his stock option agreement.

(4)  Ms. Johnson’s vested but unexercised stock options will terminate three months following her termination of employment pursuant to the terms of her stock option agreement.

Director Compensation

The table below sets forth the compensation paid to our non-executive directors during the fiscal year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Ellette A. Anderson	41,292	60,000	101,292
Paul A. Froning	33,750	60,000	93,750
Clark R. Crosnoe	47,042	60,000	107,042
Glyn C. Milburn	44,333	60,000	104,333
G. Alan Shaw	12,250	—	12,250
Alan P. Shor	25,208	60,000	85,208
Edward Tobin	23,333	60,000	83,333

In mid-2021, we revised the fees paid to our directors such that our independent directors receive an annual fee of $40,000, payable monthly. The Chair of the Board receives an additional annual fee of $50,000. Each independent director who serves on the Audit Committee also receives an annual fee of $6,000, those who serve on the Compensation Committee receive an annual fee of $4,500, and those who serve on the Nominating and

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Governance Committee also receive an annual fee of $3,000. The Chairman of the Audit Committee receives an additional $10,000, the Chairman of the Compensation Committee receives an additional $7,500 and the Chairman of the Nominating and Governance Committee receives an additional $3,000.

In July and August of 2021, each of the members of the Board received restricted stock units valued at $60,000 using the market price of the common stock on the date of grant, which vested immediately. The Company reimburses directors for their travel and related expenses in connection with attending meetings of the Board and Board-related activities. Independent directors may also receive additional compensation for attendance at additional meetings and other extraordinary matters and for being members of a subcommittee.

2020 Equity Incentive Plan

The following is a summary of the 2020 Plan describing the principal features of the 2020 Plan, but it is qualified in its entirety by reference to the full text of the 2020 Plan.

Awards that may be granted include: (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) restricted awards, (e) performance share awards, and (f) performance compensation awards. These awards offer our officers, employees, consultants and directors the possibility of future value, depending on the long-term price appreciation of our common stock and the award holder’s continuing service with the Company.

Stock options give the option holder the right to acquire from us a designated number of shares of common stock at a purchase price that is fixed upon the grant of the option. The exercise price will not be less than the market price of the common stock on the date of grant. Stock options granted may be either tax-qualified stock options (so-called “incentive stock options”) or non-qualified stock options.

Stock appreciation rights (“SARs”) which may be granted alone or in tandem with options, have an economic value similar to that of options. When a SAR for a particular number of shares is exercised, the holder receives a payment equal to the difference between the market price of the shares on the date of exercise and the exercise price of the shares under the SAR. Again, the exercise price for SARs normally is the market price of the shares on the date the SAR is granted. Under the 2020 Plan, holders of SARs may receive this payment – the appreciation value – either in cash or shares of common stock valued at the fair market value on the date of exercise. The form of payment will be determined by us.

Restricted shares are shares of common stock awarded to participants at no cost. Restricted shares can take the form of awards of restricted stock, which represent issued and outstanding shares of our common stock subject to vesting criteria, or restricted stock units, which represent the right to receive shares of our common stock subject to satisfaction of the vesting criteria. Restricted shares are forfeitable and non-transferable until the shares vest. The vesting date or dates and other conditions for vesting are established when the shares are awarded.

The 2020 Plan also provides for performance compensation awards, representing the right to receive a payment, which may be in the form of cash, shares of common stock, or a combination, based on the attainment of pre-established goals.

Purposes of 2020 Plan: The purposes of the 2020 Plan are to attract and retain officers, employees and directors for the Company and its subsidiaries; motivate them by means of appropriate incentives to achieve long-range goals; provide incentive compensation opportunities; and further align their interests with those of our stockholders through compensation that is based on our common stock.

Administration of the 2020 Plan: The 2020 Plan is administered by our compensation committee (the “Administrator”). Among other things, the Administrator has the authority to select persons who will receive awards, determine the types of awards and the number of shares to be covered by awards, and to establish the terms, conditions, performance criteria, restrictions and other provisions of awards. The Administrator has authority to establish, amend and rescind rules and regulations relating to the 2020 Plan.

Eligible Recipients: Persons eligible to receive awards under the 2020 Plan will be those officers, employees, consultants, and directors of the Company and its subsidiaries who are selected by the Administrator.

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Shares Available Under the 2020 Plan: The maximum number of shares of our common stock that may be delivered to participants under the 2020 Plan was increased from 1,000,000 to 11,000,000 shares at our 2021 Annual Meeting of Stockholders (“2021 Annual Meeting”), subject to adjustment for certain corporate changes affecting the shares, such as stock splits.

Prior to the 2021 Annual Meeting, the 2020 Plan included a fungible share counting provision under which the share reserve is reduced by one share for each share subject to options or SARs, and by two shares for each share subject to all other stock awards. At the 2021 Annual Meeting, stockholders approved the amendment to the 2020 Plan to remove the fungible share counting provision for purposes of new awards so that the share reserve will be reduced by one share for each share subject to a stock award, regardless of the type of award.

Shares of common stock covered by awards that expire, lapse or are forfeited, repurchased, cancelled, or otherwise terminated without the delivery of the full number of covered shares generally will be available for further awards under the 2020 Plan to the extent of such expiration, forfeiture, cancellation, etc. Since stockholders approved the amendment at the 2021 Annual Meeting, the number of shares that again become available for awards under the 2020 Plan will be added back to the share reserve on a one-for-one basis, except that shares of common stock subject to awards granted under the 2020 Plan (other than stock options or stock appreciation rights) will be added back as two shares for each share subject to such stock award. Shares subject to an award that is settled in cash will not again be made available for grants under the 2020 Plan.

Stock Options:

General. Subject to the provisions of the 2020 Plan, the Administrator has the authority to determine all grants of stock options. That determination will include: (i) the number of shares subject to any option; (ii) the exercise price per share; (iii) the expiration date of the option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the option or the shares underlying the option; and (vi) any other terms and conditions as the Administrator may determine.

Option Price. The exercise price for stock options will be determined at the time of grant. Normally, the exercise price will not be less than the fair market value on the date of grant. As a matter of tax law, the exercise price for any incentive stock option awarded may not be less than the fair market value of the shares on the date of grant. However, incentive stock option grants to any person owning more than 10% of our voting stock must have an exercise price of not less than 110% of the fair market value on the grant date.

Exercise of Options. An option may be exercised only in accordance with the terms and conditions for the option agreement as established by the Administrator at the time of the grant. The option must be exercised by notice to us, accompanied by payment of the exercise price. Payments may be made in cash or, at the option of the Administrator, by actual or constructive delivery of shares of common stock to the holder of the option based upon the fair market value of the shares on the date of exercise.

Expiration or Termination. Options, if not previously exercised, will expire on the expiration date established by the Administrator at the time of grant. In the case of incentive stock options, such term cannot exceed ten years provided that in the case of holders of more than 10% of our voting stock, such term cannot exceed five years. Options will terminate before their expiration date if the holder’s service with the Company or a subsidiary terminates before the expiration date. The option may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death, disability or retirement, with the precise period during which the option may be exercised to be established by the Administrator and reflected in the grant evidencing the award.

Incentive and Non-Qualified Options. As described elsewhere in this summary, an incentive stock option is an option that is intended to qualify under certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”), for more favorable tax treatment than applies to non-qualified stock options. Any option that does not qualify as an incentive stock option will be a non-qualified stock option. Under the Code, certain restrictions apply to incentive stock options. For example, the exercise price for incentive stock options may not be less than the fair market value of the shares on the grant date and the term of the option may not exceed ten years. In addition, an incentive stock option may not be transferred, other than by will or the laws of descent and distribution, and is exercisable during the holder’s lifetime only by the holder. In addition, no incentive stock options may be granted

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to a holder that is first exercisable in a single year if that option, together with all incentive stock options previously granted to the holder that also first become exercisable in that year, relate to shares having an aggregate fair market value in excess of $100,000, measured at the grant date.

Stock Appreciation Rights: Awards of SARs may be granted alone or in tandem with stock options. SARs provide the holder with the right, upon exercise, to receive a payment, in cash or shares of stock, having a value equal to the excess of the fair market value on the exercise date of the shares covered by the award over the exercise price of those shares. Essentially, a holder of a SAR benefits when the market price of the common stock increases, to the same extent that the holder of an option does, but, unlike an option holder, the SAR holder need not pay an exercise price upon exercise of the award.

Stock Awards: Stock awards can also be granted under the 2020 Plan. A stock award is a grant of shares of common stock or of a right to receive shares in the future. These awards will be subject to such conditions, restrictions and contingencies as the Administrator shall determine at the date of grant. Those may include requirements for continuous service and/or the achievement of specified performance goals.

Cash Awards: A cash award is an award that may be in the form of cash or shares of common stock or a combination, based on the attainment of pre-established performance goals and other conditions, restrictions and contingencies identified by the Administrator.

Section 162(m) of the Code: Section 162(m) of the Code limits publicly-held companies to an annual deduction for United States federal income tax purposes of $1.0 million for compensation paid to each of their chief executive officer and their three highest compensated executive officers (other than the chief executive officer) determined at the end of each year, referred to as covered employees.

Performance Criteria: Under the 2020 Plan, one or more performance criteria will be used by the Administrator in establishing performance goals. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of the Company, as the Administrator may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Administrator deems appropriate. In determining the actual size of an individual performance compensation award, the Administrator may reduce or eliminate the amount of the award through the use of negative discretion if, in its sole judgment, such reduction or elimination is appropriate. The Administrator shall not have the discretion to (i) grant or provide payment in respect of performance compensation awards if the performance goals have not been attained or (ii) increase a performance compensation award above the maximum amount payable under the 2020 Plan.

Other Material Provisions: Awards will be evidenced by a written agreement, in such form as may be approved by the Administrator. In the event of various changes to the capitalization of the Company, such as stock splits, stock dividends and similar re-capitalizations, an appropriate adjustment will be made by the Administrator to the number of shares covered by outstanding awards or to the exercise price of such awards. The Administrator is also permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of the Company, including acceleration of vesting. Except as otherwise determined by the Administrator at the date of grant, awards will not be transferable, other than by will or the laws of descent and distribution. Prior to any award distribution, we are permitted to deduct or withhold amounts sufficient to satisfy any employee withholding tax requirements. Our board also has the authority, at any time, to discontinue the granting of awards. The Board also has the authority to alter or amend the 2020 Plan or any outstanding award or may terminate the 2020 Plan as to further grants, provided that no amendment will, without the approval of our stockholders, to the extent that such approval is required by law or the rules of an applicable exchange, increase the number of shares available under the 2020 Plan, change the persons eligible for awards under the 2020 Plan, extend the time within which awards may be made, or amend the provisions of the 2020 Plan related to amendments. No amendment that would adversely affect any outstanding award made under the 2020 Plan can be made without the consent of the holder of such award.

New Plan Benefits

Future awards, if any, that will be made to eligible persons under the 2020 Plan are subject to the discretion of the Administrator and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our employees, consultants and non-employee directors under the 2020 Plan.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since the beginning of our 2020 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Related Party Leases

On June 2, 2021, our subsidiary 1 Stop Electronics Center, Inc. entered into a lease agreement with 1870 Bath Ave. LLC, an entity that is owned by Albert Fouerti, our former Chief Executive Officer and a member of our Board prior to our 2022 Annual Meeting, and Elie Fouerti, our former Chief Operating Officer, for our premises located at 1870 Bath Avenue, Brooklyn, NY. The lease is for a term of ten (10) years and provides for a base rent of $74,263 per month during the first year with annual increases to $96,896.37 during the last year of the term. 1 Stop Electronics Center, Inc. is also responsible for all property taxes, insurance costs and the utilities used on the premises. The lease contains customary events of default.

On June 2, 2021, our subsidiary Joe’s Appliances LLC entered into a lease agreement with 812 5th Ave Realty LLC, an entity that is owned by Albert Fouerti and Elie Fouerti, for our premises located at 7812 5th Avenue, Brooklyn, NY. The lease is for a term of ten (10) years and provides for a base rent of $6,365.40 per month during the first year with annual increases to $8,305.40 during the last year of the term. Joe’s Appliances LLC is also responsible for all property taxes, insurance costs and the utilities used on the premises. The lease contains customary events of default.

On March 15, 2022, we entered into a lease agreement by and between the Company and 8780 19 Ave LLC, a New York limited liability company owned by Albert Fouerti and Elie Fouerti, for the lease of a new office building located at 8780 19th Avenue, Brooklyn, NY 11214. The purpose of the office lease is to expand our headquarter office, currently located in the adjacent building, as we continue scaling our business and consolidating our corporate functions in Brooklyn. The office lease commenced on March 1, 2022 and shall expire on December 31, 2026. The Company has the option to extend the term of the Office Lease for one additional term of five years. The premises of the office lease contain approximately 5,835 rentable square feet. Under the terms of the office lease, the Company will lease the premises at the monthly rate of $22,000 for the first year, with scheduled annual increases. The Company received a four-month rent concession so that its first rental payment became due on or before July 1, 2022.

DMI Cooperative

The Company is a member of Dynamic Marketing, Inc. (“DMI”), an appliance purchasing cooperative. DMI purchases consumer electronics and appliances at wholesale prices from various vendors, and then makes such products available to its members, including the Company, who sell such products to end consumers. DMI’s purchasing group arrangement provides its members, including the Company, with leverage and purchasing power with appliance vendors, and increases our ability to compete with competitors, including big box appliance and electronics retailers. We own an approximate 5% interest in the cooperative. Additionally, until November 2022 Albert Fouerti was on the board and president of DMI. As such, DMI is deemed to be a related party for 2022.

At June 30, 2021, vendor rebate deposits due from DMI were $10,009,836. During the three and six months ended June 30, 2021, total purchases from DMI, net of holdbacks, were $26,999,225 and $27,970,121, respectively.

At December 31, 2021 and 2020, vendor deposits, net, due from DMI were $12,199,735 and $31,733,415, respectively, and vendor rebates receivable were $5,787,115 and $4,691,514, respectively. During the year ended December 31, 2021, the following transactions were carried out with DMI: total purchases $177,837,014, vendor rebates $5,787,115, interest income $94,718, consulting income $0, and rent expense $393,750. During the year ended December 31, 2020, the following transactions were carried out with DMI: total purchases $175,630,820, vendor rebates $8,222,373, interest income $968,080, consulting income $255,000, and rent expense $675,000.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

Common Stock Ownership

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date for (i) each of our executive officers and directors; (ii) all of our executive officers and directors as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o the Company, 1870 Bath Avenue, Brooklyn, NY 11214.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
J.E. “Rick” Bunka, Interim Chief Executive Officer	common stock	0	*
Robert D. Barry, Interim Chief Financial Officer(3)	common stock	75,199	*
Ellery W. Roberts, Chairman of the Board(4)	common stock	1,421,235	1.35%
Ellette A. Anderson, Director	common stock	23,438	*
Clark R. Crosnoe, Director(5)	common stock	647,238	*
Albert Fouerti, Director(6)	common stock	788,876	*
Glyn C. Milburn, Director	common stock	27,738	*
G. Alan Shaw, Director	common stock	34,883	*
Alan P. Shor, Director	common stock	23,438	*
Edward J. Tobin, Director	common stock	984,118	*
James M. Schneider, Director	common stock	170,723	*
All directors and officers as a group (11 persons above)	common stock	4,196,886	3.99%
Altium Growth Fund, LP(7)	common stock	6,103,824	5.80%
Empery Asset Management, LP(8)	common stock	8,449,255	8.03%
Cannell Capital LLC(9)	common stock	10,146,835	9.64%
Brightlight Capital Management LP(10)	common stock	7,916,141	7.52%

*     Less than 1%

(1)  Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person or any member of such group has the right to acquire within sixty (60) days of the Record Date. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of the Record Date are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)  Based on 105,227,876 shares of common stock outstanding as of the Record Date.

(3)  Includes 40,000 shares of common stock which Mr. Barry has the right to acquire within 60 days through the exercise of vested options, and 13,000 shares of common stock held by Mr. Barry’s spouse.

(4)  Includes 22,200 shares held by Cardinal 33 LLC. Mr. Roberts is the Manager of Cardinal 33 LLC and has voting and investment power over the securities held by it. Mr. Roberts disclaims beneficial ownership of the shares held by Cardinal 33 LLC except to the extent of his pecuniary interest, if any, in such shares.

Polished.com Inc.	29	2022 Proxy Statement

(5)  Includes 535,000 shares held by CRC Investment Fund LP and 88,800 shares held by NM 2018 Trust. Mr. Crosnoe is the Managing Member and owns 100% of CRC Investment Fund GP, LLC, the General Partner of CRC Investment Fund LP, and of CRC Capital LLC, the Manager of CRC Investment Fund LP, and has voting and investment power over the securities held by CRC Investment Fund LP. Mr. Crosnoe is the Investment Adviser to NM 2018 Trust and also has a power of attorney to direct purchases and sales of securities held by it. Mr. Crosnoe disclaims beneficial ownership of the shares held by CRC Investment Fund LP and NM 2018 Trust except to the extent of his pecuniary interest, if any, in such shares.

(6)  Does not include 2,947,986 shares of common stock held by The 2021 Albert Fouerti Trust F/B/O His Issue, of which Mr. Fouerti is the beneficiary, but not the trustee. Pursuant to SEC rules, the trustee is considered to be the beneficial owner of the shares held by this trust.

(7)  Based solely on the information set forth in the Schedule 13G/A filed with the SEC on February 14, 2022, Altium Growth Fund, LP is the record and direct beneficial owner of the shares. Altium Capital Management, LP is the investment adviser of, and may be deemed to beneficially own securities owned by, Altium Growth Fund, LP. Altium Growth GP, LLC is the general partner of, and may be deemed to beneficially own securities owned by, Altium Growth Fund, LP. Each of the foregoing has declared that the foregoing shall not be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Exchange Act or any other purpose, the beneficial owner of any such securities. The address of the principal business office of each of the foregoing is 152 West 57th Street, FL 20, New York, NY 10019.

(8)  Based solely on the information set forth in the Schedule 13G/A filed with the SEC on January 24, 2022, Empery Asset Management, LP serves as the investment manager to certain funds holding an aggregate of 8,449,255 shares of common stock. Each of Empery Asset Management, LP and Ryan M. Lane and Martin D. Hoe, the managing members of Empery AM GP, LLC, the general partner of Empery Asset Management, LP, with the power to exercise investment discretion, may be deemed to be the beneficial owner of all shares of common stock held by such funds. Each of the foregoing disclaims any beneficial ownership of any such shares of common stock. The address of each of the foregoing beneficial owners is 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(9)  Based solely on the information set forth in the Schedule 13G/A filed with the SEC on February 14, 2022, J. Carlo Cannell and Cannell Capital LLC beneficially own 10,146,835 shares of common stock. J. Carlo Cannell is the Managing Member of Cannell Capital LLC. The address of each of the foregoing beneficial owners is 245 Meriwether Circle, Alta, Wyoming, 83414.

(10)Based solely on the information set forth in the Schedule 13G filed with the SEC on February 14, 2022, Brightlight Capital Management LP, Brightlight Capital Management (GP) LLC, and Vadim Rubinchik beneficially own 7,916,141 shares of common stock. Brightlight Capital Management LP is the investment advisor of, and may be deemed to beneficially own securities owned by, Brightlight Capital Management (GP) LLC. Vadim Rubinchik is the Managing Member of Brightlight Capital Management (GP) LLC, the general partner of Brightlight Capital Management LP, and may be deemed to beneficially own securities owned by the funds. The address of the principal business office of each of the foregoing is 15 Myrtle Ave, #1A Westport, CT 06880.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2021, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were complied with.

Polished.com Inc.	30	2022 Proxy Statement

ADDITIONAL INFORMATION

Deadlines for Receipt of Nominations and Stockholder Proposals

A stockholder who is entitled to vote for the election of directors and who desires to nominate a candidate for election to be voted on at an Annual Meeting of Stockholders may do so only in accordance with Section 2.2 of Article II of the Bylaws, which provides that a stockholder may nominate a director candidate by written notice to the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. To be considered timely for the 2023 Annual Meeting, a stockholder nomination, and all supporting information, must be submitted no earlier than September 21, 2023 and no later than October 21, 2023.

A stockholder who desires to present a proposal pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement for, and voted on by the stockholders at, the 2023 Annual Meeting must submit such proposal in writing, including all supporting materials, to the Company at its principal office no later than August 23, 2023, 120 days before the date of mailing based on this year’s Proxy Statement date, and meet all other requirements for inclusion in the proxy statement. Additionally, pursuant to Rule 14a-4(c)(1) under the Exchange Act, if a stockholder intends to present a proposal for business to be considered at the 2023 Annual Meeting but does not seek inclusion of the proposal in our proxy statement for such meeting, then we must receive the proposal by November 6, 2023, 45 days before the date of mailing based on this year’s Proxy Statement date, for it to be considered timely received. If notice of a stockholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice or Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are stockholders may be “householding” our proxy materials. A single Notice or Proxy Statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Polished.com Inc., 1870 Bath Avenue, Brooklyn, NY 11214, Attention: Secretary. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

No Dissenters’ Rights

Holders of our common stock are not entitled to dissenters’ rights of appraisal.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder, to the extent permitted by Rule 14a-4(c)(3).

Polished.com Inc.	31	2022 Proxy Statement

Annual Reports

We have filed our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2021 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, as amended, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K, as amended, are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Polished.com Inc., 1870 Bath Avenue, Brooklyn, NY 11214, Attention: Secretary. Our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2021 is also available in the Investor Relations section of our website, located at https://investor.polished.com, under the link for “Financials.”

By Order of the Board of Directors,

Brooklyn, NY	Robert D. Barry
December 19, 2022	Interim Chief Financial Officer and Secretary

Polished.com Inc.	32	2022 Proxy Statement

Annex A

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
POLISHED.COM INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Polished.com Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by changing the first sentence of Article IV that, as amended, said sentence shall be and read as follows:

“The total number of shares of capital stock which the Corporation shall have authority to issue is two hundred fifty million (250,000,000) shares of common stock, $0.0001 par value per share (the “Common Stock”), and twenty million (20,000,000) shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”).”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Polished.com Inc. has caused this Certificate of Amendment to be signed this ____ day of __________, 2023.

POLISHED.COM INC.
By: _________________________________
Name: Title:

ANNUAL MEETING OF SHAREHOLDERS OF POLISHED.COM INC. January 19, 2023 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/24335 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20930000000000001000 2 011923 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: Ellery W. Roberts Ellette A. Anderson Clark R. Crosnoe Glyn C. Milburn G. Alan Shaw Alan P. Shor Edward J. Tobin James M. Schneider Houman Akhavan INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 2. The approval of an amendment to our amended and restated certificate of incorporation to increase the number of shares of common stock that we are authorized to issue from 200,000,000 shares to 250,000,000 shares. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 POLISHED.COM INC. Proxy for Annual Meeting of Shareholders on January 19, 2023 Solicited on Behalf of the Board of Directors The undersigned hereby appoint(s) J.E. “Rick” Bunka and Robert D. Barry, or either one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Polished.com Inc. as indicated on the proposals referred to on the reverse side hereof at the annual meeting of its shareholders to be held on January 19, 2023, at 11:00 a.m. Eastern Time virtually at https://web.lumiagm.com/295686073 (password: polished2023) and at any adjournments thereof, and in their or his discretion upon any other matter which may properly come before said meeting. This card also constitutes voting instructions to the trustees under the Polished.com Inc. savings plans to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of Polished.com Inc. held by the trustees under the plans, as described in the proxy statement. (Continued and to be signed on the reverse side) 1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

POLISHED.COM INC.

January 19, 2023

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet. To attend the meeting via the Internet, please visit https://web.lumiagm.com/295686073 (password: polished2023) and be sure to have your control number available.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20930000000000001000 2 011923

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

ANNUAL MEETING OF SHAREHOLDERS OF POLISHED.COM INC. January 19, 2023 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/24335 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20930000000000001000 2 011923 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: Ellery W. Roberts Ellette A. Anderson Clark R. Crosnoe Glyn C. Milburn G. Alan Shaw Alan P. Shor Edward J. Tobin James M. Schneider Houman Akhavan INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 2. The approval of an amendment to our amended and restated certificate of incorporation to increase the number of shares of common stock that we are authorized to issue from 200,000,000 shares to 250,000,000 shares. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.